First Amendment To The
Cincinnati Financial Corporation
Non-Employee Directors’ Stock Plan of 2018

Pursuant to the authority granted under Section 8.a. of the Cincinnati Financial Corporation Non-Employee Directors’ Stock Plan of 2018 (the “Plan”), Cincinnati Financial Corporation, acting through the compensation committee of the board of directors of Cincinnati Financial Corporation, hereby amends the Plan, effective as of January 1, 2021.
1.    Section 6.a. shall be restated as follows:
Commencing with the year 2019 and each year thereafter, and further subject to deferral under 6.e. below, the Committee may award to each Participant shares of common stock equal to the Maximum Annual Award.
2.    Section 6 shall further be amended to add the following, 6.e., to the end thereto:
Share awards may be deferred under the Cincinnati Financial Corporation Nonemployee Director Deferred Compensation Plan.

Executed on behalf of the Committee on the 28th day January, 2021.

                            By:    /S/ David P. Osborn
                                David P. Osborn
                                Director
                                Cincinnati Financial Corporation
                                Compensation Committee Chairman